EXHIBIT 10.1

EMPLOYMENT AGREEMENT *

___________________________

* The following form of agreement was executed by each of the employees identified on Exhibits A-1 through A-5 attached thereto, with the modifications to such form indicated on each such Exhibit.

This Agreement, dated as of September 29, 1999, is between JDS Uniphase Corporation, a Delaware corporation (the "Company") and the employee of the Company who is a signatory to this agreement ("Employee").

PREMISES

WHEREFORE,

  Employee currently is employed by Company or one of its subsidiaries; and
  Company and Employee wish to clarify their existing employment relationship with a written Employment Agreement upon the terms herein provided regarding Employee's employment with Company;

AGREEMENT

NOW, THEREFORE, based on the foregoing premises and in consideration of the commitments set forth below, Employee and Company agree as follows:

1. Definitions.

As used herein, the following terms are defined as follows:

  "Cause" means:

  (i) willful malfeasance by Employee, which has a material adverse effect on the Company;

  (ii) substantial and continuing willful refusal by Employee to perform duties ordinarily performed by an employee in the same position and having similar duties as Employee;

  (iii) conviction of Employee for a felony which has a material adverse effect on the Company's goodwill if Employee is retained as an employee of the Company;

  (iv) willful failure by Employee to comply with material policies and procedures of the Company; or

  (v) material failure by Employee to fulfill his employment responsibilities in a competent and professional manner consistent with his assigned job responsibilities and such failure shall not have been remedied by Employee following not less than thirty (30) days written notice from the Company to Employee regarding such failure.

  "Good Reason" means:

  (i) a material reduction in Employee's salary without Employee's prior written consent;

  (ii) a material adverse change in Employee's position, duties or responsibilities without Employee's prior written consent;

  (iii) an actual change in Employee's principal work location by more than 50 kilometers without Employee's prior written consent; or

  (iv) failure by the Company to obtain from any successor company the assumption of the Company's obligations under this Agreement.

  "Disabled" means a mental or physical disability, illness or injury, evidenced by medical reports from a duly qualified medical practitioner, which renders the Employee unable to perform the essential duties of his or her position, and "Disability" has a corresponding meaning.
  "Effective Date" means:

  (i) in the event the Company terminates the employment of Employee, the date designated by the Company as the last day of Employee's employment;

  (ii) in the event the Employee resigns his or her employment with the Company, the date designated by the Company as the effective date of resignation;

  (iii) in the event the Employee dies, the date of death;

  (iv) in the event the Employee becomes Disabled, the date designated by the Company as the last day of Employee's employment.

2. Position, Duties, Responsibilities

  Position: Employee is employed by Company to render services to Company in the position described in Exhibit A attached hereto, subject to the provisions of paragraph 3 below.

  Other Activities: Except upon the prior written consent of the Company, Employee will not (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be in conflict with, or that might place Employee in a conflicting position to that of, the Company.

3. Compensation; Benefits.

In consideration of the services to be rendered under this Agreement, Company shall pay to Employee a base annual salary and an annual bonus contingent upon performance in the amounts and in accordance with the parameters set forth in Exhibit A attached hereto. Such salary and bonus, if any, shall in each case be payable in accordance with the Company's payroll practices. Employee's salary and bonus parameters will be reviewed from time to time in accordance with Company's established procedures for adjusting compensation for similarly situated employees. Employee shall be eligible to participate in Company's benefit plans and to receive prerequisites of employment as established by Company, and as may be amended from time to time in Company's sole discretion.

4. Term

The term (the "Term") of this Agreement shall commence on the date hereof and shall expire on July 6, 2004 unless sooner terminated as provided herein (the date of termination of this Agreement, the "Expiration Date"). In the event that the Expiration Date shall be July 6, 2004 and Employee's employment with the Company shall continue thereafter, such employment shall be an employment at will, terminable by either Employee or the Company on reasonable notice, and neither party shall have any further rights or obligations pursuant to this Agreement.

5. Termination.

  Termination Benefits Under Certain Circumstances. If the Employee's employment is terminated, prior to the Expiration Date, by the Company (other than for Cause), as the result of the Death or Disability of the Employee, or by the Employee for Good Reason, conditioned upon the Employee's executing and delivering to the Company a release of claims, reasonably acceptable to the Company, Employee will be entitled to the following benefits in full satisfaction of any statutory, contractual or common law entitlements which Employee has or could have as a result of the termination of the Term: (i) the Company shall pay to the Employee, in one lump sum, an amount equal to (A) salary for that period specified in Exhibit A attached hereto (the "Severance Period"), at the Employee's annual salary in effect on the Effective Date, plus (B) a bonus for that year(s) comprising the Severance Period (calculated based on the average of the bonus awarded to Employee in each of the previous three years of employment by the Company), minus any amounts to which Employee is otherwise entitled under any statutory or Company long or short term disability plan and minus any required withholdings or deductions; and (ii) Employee's right, title and entitlement to any unvested options or any other securities or similar incentives which have been granted or issued to Employee as of the Effective Date, which would have vested during that period commencing on the Effective Date and continuing for the duration of the Severance Period, shall immediately vest, free from any restrictions (other than those imposed by applicable state and federal securities laws), provided that all such securities shall continue to be exercisable (if applicable) for 90 days from the Effective Date or until the term such securities would have otherwise expired (if applicable), whichever is earlier. Such payments and other consideration payable by the Company pursuant to this Section 5(a) shall be accepted by Employee, or his heirs as the case may be, in exchange for a full and complete release by Employee of all causes of action, claims or other rights that he may have against the Company arising in connection with his employment or pursuant to this Agreement. The Company shall have no obligations under this paragraph with respect to any termination of the Term for any reason other than as specified in the first sentence of this paragraph.

  Termination For Cause: This Agreement shall terminate immediately upon the termination of Employee for Cause. Thereafter, all obligations of Company under this Agreement shall cease.

  By Death: Employee's employment shall terminate automatically upon the death of Employee. Company shall pay to Employee's beneficiaries or estate, as appropriate, the compensation set forth in Section 5.a. Thereafter, all obligations of Company under this Agreement shall cease. Nothing in this Section shall affect any entitlement of Employee's heirs to the benefits of any life insurance plan or other applicable benefits.

  By Disability: If Employee suffers from a Disability, then, to the extent permitted by law, Company may terminate Employee's employment. Company shall pay to Employee the compensation set forth in Section 5.a. Thereafter, all of Company's obligations under this Agreement shall cease. Nothing in this Section shall affect Employee's rights under any disability plan in which he is a participant.

6.Termination Obligations

  Return of Company's Property: Employee hereby acknowledges and agrees that all personal property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, and equipment furnished to or prepared by Employee in the course of or incident to Employee's employment, belong to Company and shall be promptly returned to Company upon termination of Employee's employment.

  Cooperation in Pending Work: Following any termination of Employee's employment, Employee shall fully cooperate with Company in all matters relating to the winding up of pending work on behalf of Company and the orderly transfer of work to other employees of Company. Employee shall also cooperate in the defense of any action brought by any third party against Company that relates in any way to Employee's acts or omissions while employed by Company.

7.Notices

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to Company:

JDS Uniphase Corporation
163 Baypointe Parkway
San Jose, California 94134

and to Employee at:

[Employee's Home Address]
_____________________________
_____________________________

Employee and the Company shall be obligated to notify the other party of any change in address. Notice of change of address shall be effective only when made in accordance with this Section.

8. Entire Agreement

Subject to the last sentence of this paragraph, the terms of this Agreement are intended by the parties to be the final and exclusive expression of their agreement with respect to the employment of Employee by Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements. Subject to the last sentence of this paragraph, the parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement. To the extent that the practices, policies, or procedures of Company, now or in the future, apply to Employee and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Notwithstanding the foregoing, nothing in this agreement shall limit or modify, in any manner, any existing or future agreement between the Employee and the Company relating to proprietary information, inventions, treatment of confidential information, non- competition or employee benefits or incentive plans or any agreement between the Company and Employee set forth in Exhibit A attached hereto.

9. Amendments, Waivers

This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by Employee and by a duly authorized representative of Company other than Employee. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein.

Employee and the Company each specifically agree and acknowledge that they each waive recourse to any remedies in tort, and further agree and acknowledge their intent that all rights and liabilities pertaining to the cessation of the employment relationship between them, where such cessation occurs on or before the Expiration Date, be as set out in this Agreement (or in any subsequent modification of this Agreement, provided that the modification is in writing and signed by both parties).

10.Assignment; Successors and Assigns

Employee agrees that Employee will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall Employee's rights be subject to encumbrance or the claims of creditors. Any purported assignment, transfer, or delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

11. Severability; Enforcement

If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

12. Governing Law

The validity, interpretation, enforceability, and performance of this Agreement, other than Section 4, shall be governed by and construed in accordance with the law of the State of California.

13. Employee Acknowledgment

The parties acknowledge (a) that they have consulted with or have had the opportunity to consult with independent counsel of their own choice concerning this Agreement, and (b) that they have read and understand the Agreement, are fully aware of its legal effect, and have entered into it freely based on their own judgment and not on any representations or promises other than those contained in this Agreement.

14. Date of Agreement

The parties have duly executed this Agreement as of the date first written above.

Company

JDS UNIPHASE CORPORATION	________________________________
Employee

By:	________________________________
Name:	________________________________
Its:	________________________________

EXHIBIT A-1*

Employee Name: Russ Johnson

Employee Position: Vice President of Sales and Marketing

Base Salary: $210,000

Target Bonus: $94,500 (45%)

Bonus is contingent and based on such individual, division and company-wide performance parameters as determined by the Company from time to time.

Severance Period: 2 years

Other Agreements: N/A

EXHIBIT A-2*

Employee Name: Fred Leonberger

Employee Position: Senior Vice President and Chief Technology Officer

Base Salary: $200,000

Target Bonus: $80,000 (40%)

Bonus is contingent and based on such individual, division and company-wide performance parameters as determined by the Company from time to time.

Severance Period: 3 years

Other Agreements: N/A

EXHIBIT A-3*

Employee Name: Dan Pettit

Employee Position: Senior Vice President

President, Semiconductor Group

Base Salary: $250,000

Target Bonus: $112,500 (45%)

Bonus is contingent and based on such individual, division and company-wide performance parameters as determined by the Company from time to time.

Severance Period: 3 years

Other Agreements: N/A

EXHIBIT A-4*

Employee Name: Anthony Muller

Employee Position: Senior Vice President, Chief Financial Officer

Base Salary: $250,000

Target Bonus: $112,500 (45%)

Bonus is contingent and based on such individual, division and company-wide performance parameters as determined by the Company from time to time.

Severance Period: 3 years

Other Agreements: N/A

EXHIBIT A-5*

Employee Name: Kevin Kalkhoven

Employee Position: Co-Chairman, Chief Executive Officer

Base Salary: $400,000

Target Bonus: $300,000 (75%)

Bonus is contingent and based on such individual, division and company-wide performance parameters as determined by the Company from time to time.

Severance Period: 3 years

Other Agreements: N/A